UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2014

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, William W. Davis notified the Board of Directors of Crosstex Energy, Inc. (the “Corporation”) and the Board of Directors of Crosstex Energy GP, LLC (the “General Partner”), the general partner of Crosstex Energy, L.P. (the “Partnership” and, together with the Corporation, “Crosstex”), of his intent to retire as Executive Vice President and Chief Operating Officer of each of the Corporation and the General Partner, effective upon the closing of the previously announced transaction with Devon Energy Corporation and certain of its subsidiaries (the “Transaction”).  Mr. Davis has served as an officer of the Corporation and the General Partner for more than 12 years and played a vital role in the development and successful execution of Crosstex’s business strategy.

Item 8.01.             Other Material Events.

On February 28, 2014, Crosstex issued a press release announcing Mr. William Davis’ intent to retire and announcing the members of the Boards of Directors and members of the leadership team of the EnLink Midstream entities that are expected to be appointed upon the consummation of the Transaction.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—

Press Release dated February 28, 2014 (incorporated by reference to Exhibit 99.1 to Crosstex Energy, L.P.’s Current Report on Form 8-K dated February 27, 2014, filed with the Commission on February 28, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: February 28, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—

Press Release dated February 28, 2014 (incorporated by reference to Exhibit 99.1 to Crosstex Energy, L.P.’s Current Report on Form 8-K dated February 27, 2014, filed with the Commission on February 28, 2014).